UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2008
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BAOSHINN CORPORATION
(Name of small business in its charter)

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Nevada	333-134991	20-348653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
A-B 8/F Hart Avenue, Tsimshatsui, Kowloon, Hong Kong
(Address of principal executive offices)

Registrant's telephone number:  +852 2815 1355

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

At a meeting of directors on March 25, 2008, Mr. Sean Webster was elected as a director of the Company, and appointed as President and Chief Financial Officer of the Company. In addition, at the same meeting Mr. Ricky Chiu was elected to the Company's board of directors. Also, at that meeting, Mr. Michael Lam, who is currently a director of the Company, was elected to the office of Secretary. These elections and appointments were effective immediately.

Mr. Sean Webster, Age 35, President, Chief Financial Officer and Director. Mr. Webster will hold these positions until he resigns or a successor is elected. From January 1999 to April 1999, Mr. Webster was an Investment Associate at Yorkton Securities, Inc. in Calgary, Canada. In May, 1999 he became an Investment Advisor (Investment Dealers Association of Canada, Registered Representative) with the same company, until it changed its name to Blackmont Capital, Inc., where he remained until October, 2008. In November, 2008 he became the Vice President, Corporate Development of Grand Power Logistics Group, Inc., which is a publicly traded company on the Canadian TSX Venture Exchange traded under the symbol "GPW". Mr. Webster graduated from the University of Calgary in 1996 with a Bachelors Degree in Economics, and a minor in Management and Commerce.

Mr. Ricky Chiu, Age 36, is a Director of the Company. Mr. Chiu will hold this position until he resigns or his successor is elected. Mr. Chiu previously served as Director and President of the Company from November, 2000 until March, 2008. Mr. Chiu has been the Managing Director of Grand Power Express since 2000 and listed this business through Grand Power Logistics Group Inc. on the TSX Venture Exchange ("GPW") in 2004. Mr. Chiu has a B Sc from London University. Mr. Chiu has served as a director of Bao Shinn Express Co. Ltd since 1998, and has over 10 year working experience in the Travel industry in Hong Kong. Mr. Chiu is an owner of Bao Shinn Express Co. Ltd.

Mr. Mike Lam, Age 35, Director and Secretary, and he has served as a director since March 31, 2006. Mr. Lam will hold these positions until he resigns or his successor is elected. Mr. Lam has over 10 years of experience in air cargo and logistics services. With his extensive knowledge on sales and pricing, he has developed relationships with local and overseas clients. Since May 2000, Mr. Lam has served as General Manager of Grand Power Express and, since May, 1997 General Manager of Grand Power Express Forwarders Co. Ltd., and Grand Power Express Tourism Col Ltd. (Macau). Mr. Lam was the general manager of Grand Power Express Tourism Co Ltd. in Macao prior to joining the Company. He has more than 15 years working experience in the Travel industry. Mr. Lam spent the past 3 years in Grand Power Express Tourism Co Ltd.

Family Relationships.

Ricky Chiu is the son of Chiu Wan Kee, a Director and Chairman of the Board of the Company.

Certain Related Transactions and Relationships.

None.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year.

At its March 25, 2008 Board Meeting, the Board of Directors elected to change the Company's fiscal year end from March, 31 to December, 31. The new fiscal year will end on December 31, 2008 and the Company will file a Form 10Q to cover the transition period.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BAOSHINN CORPORATION
Dated: March 31, 2008	By:	/s/ Michael Lam
	Name:	Michael Lam
	Title:	Secretary

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